UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2008

Harbrew Imports Ltd. Corp.
(Exact Name of Registrant as Specified in Charter)

Florida	000-53085	13-4362274
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

102 Buffalo Avenue Freeport, New York	11520
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (516) 377-2636

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR  240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR  240.13e-4(c))

CURRENT REPORT ON FORM 8-K

HARBREW IMPORTS LTD. CORP.

August 21, 2008

Item 1.01.	Entry into a Material Definitive Agreement.

On August 21, 2008, Harbrew Imports, Ltd., a New York corporation (“Harbrew NY”), our wholly-owned operating company subsidiary, entered into a Settlement Agreement (the “Settlement Agreement”) with Capstone Business Credit, LLC and Capstone Capital Group I, LLC (together, “Capstone”). The Settlement Agreement relates to two agreements previously entered into by Harbrew NY and Capstone - a Discount Factoring Agreement, dated January 22, 2007, as amended (the “Factoring Agreement”), and a Purchase Order Financing Agreement, dated January 22, 2007, as amended (the “PO Financing Agreement,” and together with the Factoring Agreement, the “Financing Agreements”).

As of the date of the Settlement Agreement, $2,976,904 was owed to Capstone under the Financing Agreements. In payment under the Financing Agreements, and in full settlement of Capstone’s claims, the Settlement Agreement provides that Harbrew NY will pay $1,500,000, of which $150,000 was paid upon execution of the Settlement Agreement and $1,350,000 is payable on or before October 21, 2008. Under the Settlement Agreement, Harbrew NY also assigned to Capstone all of its rights, title and interest in and to all accounts receivable turned over to Capstone prior to August 21, 2008 under the Financing Agreements.

In connection with the $1,350,000 balance payable, Harbrew NY issued to Capstone a Secured Promissory Note, dated August 21, 2008 (the “Promissory Note”). The Promissory Note is secured by the collateral defined in the Financing Agreements. The Promissory Note does not bear interest except upon a default under the note, including failure to pay the balance on or before the due date of October 21, 2008, in which case interest accrues from the date of issuance at the rate set forth in the PO Financing Agreement.

The Financing Agreements will remain in place, in accordance with their respective terms, until payment of the entire $1,500,000 under the Settlement Agreement has been made to Capstone, at which time the Financing Agreements will be terminated and all of Capstone’s right, title and interest in and to the interim accounts receivables (the Harbrew NY accounts receivable turned over to Capstone for processing under the Factoring Agreement from August 21, 2008 until payment of the full settlement amount under the Settlement Agreement) that have not been collected by Capstone will be assigned back to Harbrew NY. The aggregate amount of funds collected by Capstone with respect to the interim accounts receivable will be credited against the $1,350,000 balance due under the Settlement Agreement.

The foregoing summary descriptions of the Promissory Note and the Settlement Agreement are qualified by reference to the full text thereof, copies of which are filed herewith as Exhibits 4.1 and 10.1, respectively, incorporated herein in their entirety.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

4.1	Secured Promissory Note, dated as of August 21, 2008, issued by Harbrew Imports, Ltd.

10.1	Settlement Agreement, dated as of August 21, 2008, by and among Harbrew Imports, Ltd., Capstone Business Credit, LLC and Capstone Capital Group I, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HARBREW IMPORTS LTD. CORP.

Date: August 27, 2008	By:	/s/ Richard J. DeCicco
Richard J. DeCicco
President